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                                                                     Exhibit 1.1





                      AAMES CAPITAL ACCEPTANCE CORPORATION
                                      AND

                                THE UNDERWRITERS

                             UNDERWRITING AGREEMENT

                                      FOR

                           AAMES CAPITAL OWNER TRUSTS

                              ASSET-BACKED BONDS,
                              ISSUABLE IN SERIES





MARCH 18, 1997
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                                                                  March 18, 1997




Credit Suisse First Boston Corporation
  as Representative of the several Underwriters
  named in Schedule I to the Pricing Agreement
  c/o    Credit Suisse First Boston Corporation
                 11 Madison Avenue
                 New York, New York 10010

         Aames Capital Acceptance Corporation (the "Transferor") proposes, from time to time, to enter into one or more pricing agreements (each a "Pricing Agreement") in the form of Annex A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to cause a Trust (each, a "Trust") to be formed pursuant to an applicable trust agreement (a "Trust Agreement") to be dated as of the applicable Cut-off Date (as defined in the Pricing Agreement), among the Transferor and Wilmington Trust Company as owner trustee ( the "Owner Trustee") to issue in series (each a "Series") and to sell to the Underwriters (as hereinafter defined), Asset-Backed Bonds (the "Bonds"), each Series of which is to be issued pursuant to an applicable indenture (an "Indenture") to be dated as of the applicable Cut-off Date (as defined in the Pricing Agreement), between the Trust and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"). Credit Suisse First Boston Corporation, will act as underwriter and as Representative (in such capacity, the "Representative") of the several underwriters named in Schedule I hereto (the "Underwriters"). Each Series of Certificates (the "Certificates" and, together with the Bonds, the "Securities") issued pursuant to a Trust Agreement will evidence an undivided beneficial ownership interest in the related Trust consisting primarily of a pool (the "Pool") of mortgage loans (the "Mortgage Loans") conveyed by the Transferor to the related Trust pursuant to an applicable mortgage loan contribution agreement (a "Mortgage Loan Contribution Agreement") to be dated as of the applicable Cut-off Date (as defined in the Pricing Agreement) between the Transferor and the Trust. The Mortgage Loans and other property sold by the Transferor to the Trust will be acquired by the Transferor from ACC pursuant to an applicable initial mortgage loan conveyance agreement (an "Initial Mortgage Loan Conveyance Agreement") to be dated as of the applicable Cut-Off Date (as defined in the Pricing Agreement) between the Transferor and Aames Capital Corporation ("ACC"). The Mortgage Loans will be serviced by ACC (in such capacity, the "Servicer") pursuant to a servicing agreement (a "Servicing Agreement") to be dated as of the applicable Cut-Off Date (as defined in the Pricing Agreement) among the Trust, the Servicer and the Indenture Trustee. The Securities will be issued in one or more classes (each a "Class"), which may be divided into one or more subclasses (each a "Subclass"). Any rights of holders of Securities of a particular Class or Subclass to receive certain distributions with respect to the Mortgage Loans that are senior to such rights of holders of Securities of any other Class or Subclass of the same Series shall be specified in the Pricing Agreement. The Bonds of a Series to be purchased pursuant to a Pricing Agreement will be described more fully in the Base
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 Prospectus dated March 18, 1997 and the related Prospectus Supplement (defined below) which the Transferor will furnish to the Underwriters.

         On or prior to the date of issuance of the Securities of any Series, if specified in the Pricing Agreement, the Transferor will obtain one or more certificate guaranty insurance policies (each a "Policy") issued by an insurance provider specified in the Pricing Agreement (the "Insurer") which will unconditionally and irrevocably guarantee for the benefit of the holders of each Class of Bonds to be purchased pursuant to this Agreement, full and complete payment of the amounts payable on the Bonds of the related Series.

         As used herein, the term "Execution Time" shall mean the date and time that the Pricing Agreement is executed and delivered by the parties thereto; the term "Agreement," "this Agreement" and terms of similar import shall mean this Underwriting Agreement including the Pricing Agreement; and the term "Closing Date" shall mean the Closing Date specified in the Pricing Agreement. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of Servicing Agreement or Indenture heretofore delivered to the Representative.

         1.      Securities.   Unless otherwise specified in the Pricing
Agreement, the Securities of each Series will be issued in classes as follows:
(i) a class of Bonds with respect to each Mortgage Loan Group (which may include two or more subclasses) and the Certificates (which may include two or more subclasses).

         2. Representations and Warranties of the Transferor. The Transferor represents and warrants to, and covenants with, each Underwriter that:

                 A. A registration statement on Form S-3 (Registration No. 333-21219), including a prospectus and a form of prospectus supplement that contemplates the offering of securities backed by mortgage loans from time to time, has been filed by the Transferor and ACC with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), and as amended from time to time by one or more amendments, including post-effective amendments, has been declared effective by the Commission prior to the date of the Pricing Agreement. The Transferor will cause to be filed with the Commission, after effectiveness of such registration statement (and any such post-effective amendments), a final prospectus in accordance with Rules 415 and 424(b)(2) under the 1933 Act, relating to the Bonds.

                          As used herein, the term "Effective Date" shall mean the date that the Registration Statement (including the most recently filed post-effective amendment, if any) became effective. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, including the exhibits thereto and any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act specifically relating to the terms of the Securities or the Pool and filed with the





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          Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that if the Registration Statement is amended by the filing with the Commission of a post-effective amendment thereto, the term "Registration Statement" shall mean collectively the Registration Statement, as amended by the most recently filed post- effective amendment thereto, in the form in which it was declared effective by the Commission. The prospectus dated the date specified in the Pricing Agreement (which if not so specified shall be the date of such Pricing Agreement), which constitutes a part of the Registration Statement, together with the prospectus supplement dated the date specified in the Pricing Agreement (which if not so specified shall be the date of such Pricing Agreement) (the "Prospectus Supplement"), relating to the offering of Bonds, including any document incorporated therein by reference pursuant to the Exchange Act, are hereinafter referred to collectively as the "Prospectus," except that if the Prospectus is thereafter amended or supplemented pursuant to Rule 424(b), the term "Prospectus" shall mean the prospectus, as so amended or supplemented pursuant to Rule 424(b), from and after the date on which such amended prospectus or supplement is filed with the Commission. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 402(a) or Rule 424 is hereinafter called a "Preliminary Prospectus Supplement." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Prospectus or Prospectus or Prospectus Supplement, as the case may be, incorporated therein by reference. The Indenture, Trust Agreement, Servicing Agreement, Initial Mortgage Loan Conveyance Agreement and Mortgage Loan Contribution Agreement with respect to any Series shall be referred to herein together as the "Basic Documents."

                 B. As of the date hereof, and as of the dates when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the 1933 Act, when, prior to the Closing Date, any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Date,
          (i) the Registration Statement, as amended, as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the 1933 Act, and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transferor makes no representations or warranties as to the information contained in or omitted from (i) the Registration Statement or the Prospectus in reliance upon and in conformity with written information





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          furnished to the Transferor by or on behalf of the Underwriters as set forth in this Agreement or the Pricing Agreement specifically for use in connection with the preparation of the Registration Statement or the Prospectus and (ii) the Form 8-K - Computational Materials (as defined in Section 5K below) or Form 8-K - ABS Term Sheets (as defined in Section 5L below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

                 C. The Transferor is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operation or results of operations of the Transferor or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

                 D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Transferor, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Securities, the Indemnification Agreement dated as of the Execution Time (the "Indemnification Agreement") among the Transferor, the Insurer and the Underwriters, or of the Basic Documents, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (iii) which may, individually or in the aggregate, materially and adversely affect the validity or enforceability of, this Agreement, the Securities or the Basic Documents, or the performance by the Transferor or ACC of their respective obligations under this Agreement or any of the Basic Documents to which either is a party or (iv) which may affect adversely the federal income tax attributes of the Bonds as described in the Prospectus.

                 E. The execution and delivery by the Transferor of this Agreement, the Indemnification Agreement and the Basic Documents to which it is a party, the direction by the Transferor to the Owner Trustee and the Indenture Trustee, as applicable to execute, countersign, authenticate and deliver the Securities and the transfer and delivery of the Mortgage Loans to the Trust by the Transferor are within the corporate power of the Transferor and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Transferor and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Transferor or any of its affiliates is a party or by which it or any



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         of them is bound or to which any of the property of the Transferor or any of its affiliates is subject, the Transferor's certificate of incorporation or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Transferor, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the sale of the Bonds by the Transferor. Neither the Transferor nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Transferor or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of either the Transferor or ACC to perform their respective obligations under the Basic Documents to which either is a party, this Agreement or the Indemnification Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Transferor or ACC.

                 F. This Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Transferor. The Basic Documents to which it is a party will be duly executed and delivered by the Transferor and will constitute the legal, valid and binding obligations of the Transferor enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

                 G. The Bonds will conform in all material respects to the description thereof contained in the Prospectus and, when the Bonds have been duly and validly executed by the Owner Trustee or an agent thereof on behalf of the Trust and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters as provided herein and the Pricing Agreement, the Bonds will be legal, valid and binding obligations of the Trust pursuant to the terms of the Indenture, entitled to the benefits of the Indenture.

                 H. At the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Basic Documents are hereby made to the Underwriters as though set out herein, and at the dates specified in the Basic Documents, such representations and warranties were or will be true and correct in all material respects.


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                 I.       The transfer of the Mortgage Loans by ACC to the
         Transferor at the Closing Date will be treated by ACC for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                 J. The Transferor possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Transferor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Transferor.

                 K. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Indemnification Agreement and the Basic Documents, or the execution and issuance of the Securities have been or will be paid at or prior to the Closing Date.

                 L. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Transferor, its parent company or its subsidiaries or affiliates, taken as a whole, from the date of the end of the most recent fiscal quarter of ACC for which financial statements (whether audited or unaudited) have been made publicly available (the "Date of Recent ACC Financial Statements"), to the date hereof.

                 M. The Basic Documents will conform in all material respects to the description thereof contained in the Prospectus.

                 N. The Transferor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information with respect to the offering of the Bonds, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or
         (iii) any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                 O. Each assignment of Mortgage required to be prepared pursuant to the Basic Documents is based on forms recently utilized by ACC with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of ACC's business. Based on ACC's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Indenture.





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                 P.       Neither the Transferor, ACC nor the Trust will be
         subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Trust Agreement nor the Servicing Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.

                 Q. In connection with the offering of the Securities in the State of Florida, the Transferor hereby certifies that it has complied with all provisions of Section 5.17.075 of the Florida Securities and Investor Protection Act.

         Any certificate signed by any officer of the Transferor and delivered to the Underwriters in connection with the sale of the Bonds to such Underwriters shall be deemed a representation and warranty as to the matters covered thereby by the Transferor to each person to whom the representations and warranties in this Section 2 are made.

         3.      Agreements of the Underwriters.

                 A. The several Underwriters agree with the Transferor that upon the execution of the Pricing Agreement and authorization by the Underwriters of the release of the Bonds of the related Series, the Underwriters shall offer such Bonds for sale upon the terms and conditions set forth in the prospectus as amended or supplemented.

                 B. Each Underwriter severally represents and agrees that:

                          (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Bonds to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                          (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom;

                          (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issuance of the Bonds only if that person is of a kind described in
                                  Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exceptions) Order 1995, as





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                                 amended, or such person is one to whom the
                                 document can lawfully be issued or passed on;

                          (iv) no action has been or will be taken by such Underwriter that would permit a public offering of the Bonds or distribution of the Prospectus or Prospectus Supplement or any Computational Materials or any other offering material in relation to the Bonds in any non-U.S. jurisdiction where action for that purpose is required unless the Transferor has agreed to such actions and such actions have been taken; and

                          (v) it understands that, in connection with the issuance, offer and sale of the Bonds and with the distribution of the Prospectus or Prospectus Supplement or any Computational Materials or any other offering material in relation to the Bonds in, to or from any non-U.S. jurisdiction, the Transferor has not taken and will not take any action, and such Underwriter will not offer, sell or deliver any Bonds or distribute the Prospectus or Prospectus Supplement or any Computational Materials or any other offering material relating to the Bonds in, to or from any non-U.S. jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any liability, obligation or responsibility on the Transferor or the other Underwriters.

         4. Purchase, Sale and Delivery of the Bonds. The Transferor hereby agrees, subject to the terms and conditions hereof, to sell or cause the Trust to sell, the Bonds specified in the Pricing Agreement to the Underwriters, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agree, severally and not jointly, to purchase the entire aggregate principal amount of the Bonds in the amounts set forth in Schedule I to such Pricing Agreement. At the time of issuance of the Bonds, the Mortgage Loans will be conveyed by the Transferor to the Trust pursuant to the Mortgage Loan Contribution Agreement. ACC will be obligated, under the Servicing Agreement, to service the Mortgage Loans either directly or through subservicers.

         The Bonds to be purchased by the Underwriters will be delivered to the Underwriters (which delivery shall be made through the facilities of The Depository Trust Company ("DTC") or Cedel Bank, societe anonyme or the Euroclear System) against payment of the purchase price therefor, in an amount equal to the percentage of the aggregate original principal amount thereof as specified in the Pricing Agreement, plus interest accrued, if any, at the rate on the aggregate original principal amount thereof from the date specified in such Pricing Agreement to, but not including, the Closing Date, by a same day federal funds wire payable to the order of the Transferor.


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

         Settlement shall take place at the specified offices of Andrews & Kurth L.L.P., at 10:00 a.m., New York City time, on the date specified in the Pricing Agreement, or at such other place and at such other time thereafter (such time being herein referred to as the "Closing Date"), in each case as the Underwriters and the Transferor shall determine. The Bonds will be prepared in definitive form and in such authorized denominations as the Underwriters may request, registered in the name of Cede & Co., as nominee of DTC.

         The Transferor agrees to have the Bonds available for inspection and review by the Underwriters in Los Angeles not later than 11:00 a.m. New York City time on the business day prior to the Closing Date.

         5. Covenants of the Transferor. The Transferor covenants and agrees with each Underwriter that:

                 A. The Transferor will promptly advise the Representative and counsel to the Underwriters (i) when any amendment to the Registration Statement relating to the offering of the Bonds shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information to the extent applicable to the offering of the Bonds, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) or the receipt by the Transferor of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Transferor will not file, and it will use its best efforts to prevent ACC from filing, any amendment to the Registration Statement or supplement to the Prospectus after the date of the Pricing Agreement and prior to the related Closing Date for the Bonds unless the Transferor has furnished the Representative and counsel to the Underwriters copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably and promptly objects, unless such filing is required by law. The Transferor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                 B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fat or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules under the 1933 Act, the Transferor will promptly prepare and file with the Commission and shall use its best efforts to cause ACC to promptly prepare and file, subject to Paragraph A of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is





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         required to be contained in a post-effective amendment to the
         Registration Statement, will use its best efforts to cause such post-effective amendment of the Registration Statement to become effective as soon as possible, provided, however, that the Transferor will not be required to file any such amendment or supplement with respect to any Computational Materials or ABS Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or ABS Term Sheets that are furnished to the Transferor by the Underwriters pursuant to
         Section 9A hereof which the Transferor is required to file in accordance with Section 5K or 5L.

                 C. The Transferor will furnish to the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), any documents incorporated therein by reference, and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the 1933 Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Transferor will pay the expenses of printing all offering documents relating to the offering of the Bonds.

                 D. As soon as practicable, but not later than sixteen months after the effective date of the Registration Statement, the Transferor will cause the Trust to make generally available to holders of Bonds statements of the Trust collectively covering a period of at least 12 months beginning after the effective date of the Registration Statement. Such statements will be filed with the Commission pursuant to the provisions of the Exchange Act.

                 E. During a period of 20 calendar days from the Execution Time, neither the Transferor nor any affiliate of the Transferor will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell securities backed by mortgage loans, except pursuant to this Agreement.

                 F. So long as any of the Bonds are outstanding, the Transferor will cause to be delivered to the Underwriters, (i) all documents required to be distributed to the holders of the Bonds, (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available, as the Underwriters may reasonably request, (iii) the annual statement as to compliance delivered to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents, (iv) the annual statement of a firm of independent public accountants furnished to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents as soon as such statement is filed by the Transferor with the Commission and (v) any information required to be delivered by the Transferor or the Servicer pursuant to Section 3.01 of the Servicing Agreement heretofore delivered to the Representative.

                 G. The Transferor, whether or not the transactions contemplated hereunder are consummated or this Agreement or the Pricing Agreement is consummated, will pay





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         all expenses in connection with the transactions contemplated herein, including but not limited to (i) the expenses of printing (or otherwise reproducing) all documents relating to the offering and the fees and disbursements of its counsel incurred in connection with the issuance and delivery of the Bonds, (ii) the preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Owner Trustee, the Indenture Trustee, the Insurer and any other credit support provider (including legal fees) that are not payable by or from the Trust, (iv) any accounting fees and disbursements relating to the offering of Bonds, (v) any fees charged by rating agencies for rating the Bonds, (vi) any reasonable fees and disbursements of counsel to the Underwriters relating to Blue Sky undertakings (vii) any reasonable fees and disbursements of counsel to the Underwriters in an amount not to exceed $5,000 per Series relating to the representation of the Underwriters with respect to the offering of the Bonds of such Series and (viii) the fees and charges related to the filing with the Commission of such Current Reports on Form 8-K and such other materials as are contemplated hereby, whether pursuant to EDGAR or otherwise. Subject to the provisions of Section 7 hereof, the Transferor will not pay the fees and expenses of the Underwriters or their counsel except as specified above.

                 H. The Transferor will enter into the Basic Documents to which it is a party and all related agreements on or prior to the Closing Date.

                 I. The Transferor will endeavor to qualify the Bonds for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdiction as may be reasonably requested by the Underwriters, if any, and will pay all expenses (including reasonable fees and disbursements of counsel to the Underwriters) in connection with such qualification and in connection with the determination of the eligibility of the Bonds for investment under the laws of such jurisdiction as the Underwriters may reasonably designate, if any.

                 J. The Transferor will file or cause to be filed with the Commission within fifteen days of the termination of the Funding Period, a Current Report on Form 8-K setting forth specific information concerning the description of the Mortgage Pool (the "Form 8-K - Mortgage Pool"). Without limiting the generality of any other provision hereof, such Form 8-K - Mortgage Pool shall be deemed to be a part of the Registration Statement and Prospectus from and after the date it is first filed with the Commission.

                 K. The Transferor will cause any Computational Materials (as defined in Section 9A hereof) with respect to the Bonds which are delivered by any Underwriter to the Transferor pursuant to Section 9A hereof to be filed with the Commission on a Current Report on Form 8-K (the "Form 8-K - Computational Materials") at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act; provided, however, that the Transferor shall have no obligation to file any such materials which, in the reasonable determination of the Transferor after consultation with such Underwriter (i) are not, based upon the advice of outside counsel to the Transferor, required to be filed pursuant to the Kidder Letters (as defined in Section 9A hereof or (ii) contain any erroneous information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Transferor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials provided by any Underwriter to the Transferor pursuant to Section 9A hereof. The parties hereto agree that the Transferor shall have no liability for any failure to file such Computational Materials on such date if the related Underwriter has not delivered such materials to the Transferor one business day prior to the date such filing is to be made.

                 L. The Transferor will cause any ABS Term Sheets (as defined in Section 9A hereof with respect to the Bonds which are delivered by any Underwriter to the Transferor pursuant to Section 9A hereof to be filed with the Commission on one or more Current Reports on Form 8-K (collectively, the "Form 8-K - ABS Term Sheets") (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act, in the case of Structural Term Sheets (as defined in Section 9A hereof) and (ii) within two business days of first use in the case of Collateral Term Sheets (as defined in Section 9A hereof); provided, however, that the Transferor shall have no obligation to file any such materials which, in the reasonable determination of the Transferor after consultation with such Underwriter (i) are not, based upon advice of outside counsel to the Transferor, required to be filed pursuant to the PSA Letter (as defined in Section 9A hereof), (ii) do not contain the legends required by the PSA Letter or (iii) contain erroneous information or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Transferor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any ABS Term Sheets provided by any Underwriter to the Transferor pursuant to Section 9A hereof. The parties hereto agree that the Transferor shall have no liability for any failure to file such ABS Term Sheets on such dates if the related Underwriter has not delivered such materials to the Transferor one business day prior to the date such filing is to be made.

         6. Conditions of the Underwriters' Obligation. The obligation of the Underwriters to purchase and pay for the Bonds of a Series as provided herein and the Pricing Agreement shall be subject to the accuracy as of the date hereof, the Execution Time and the applicable Closing Date (as if made at such Closing Date) of the representations and warranties of the Transferor contained herein (including those representations and warranties set forth in the Basic Documents to which it is a party and incorporated herein), to the accuracy of the statements of the Transferor made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Transferor of its obligations hereunder, and to the following additional conditions:

                 A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b) of the 1933 Act as shall be required pursuant to such Rule.

                 B. The Underwriters shall have received the Basic Documents and the Bonds in form and substance satisfactory to the Underwriters, duly executed by all signatories required pursuant to respective terms thereof.

                 C.       (1)     The Underwriters hall have received the
         favorable opinion of Andrews & Kurth L.L.P., special counsel to the Transferor, or of such other counsel to the Transferor as shall be acceptable to the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters, and collectively covering the substantive matters referred to in Appendix A attached hereto.

                          (2) The Underwriters shall have received the favorable opinion of Stroock & Stroock & Lavan LLP, special counsel to the Underwriters, dated the Closing Date, with respect to the Basic Documents, the Bonds of such Series, the due authorization, execution and delivery of this Agreement and the Pricing Agreement, and such other matters as the Underwriters may reasonably request.

                          In rendering their opinions, the counsel described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Transferor, the Owner Trustee, the Indenture Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Transferor.

                 D. The Underwriters shall have received a letter from Price Waterhouse LLP, dated the date of the Prospectus Supplement, in form and substance satisfactory to the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and certain matters relating to the Transferor.

                 E. The Bonds shall have been rated in the highest rating category by Standard & Poor's Corporation, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"), and such ratings shall not have been rescinded. The Underwriters and counsel for the Underwriters shall have received copies, addressed to the Underwriters and upon which they may rely, of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Bonds. Any such opinions shall be dated the Closing Date.

                 F. The Underwriters shall have received from the Transferor a certificate, signed by the president, an executive vice president or a vice president of the Transferor, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement (excluding Form 8-K - Computational Materials and Form 8-K ABS Term Sheets), the Basic Documents and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation, the representations and warranties of the Transferor in this Agreement, as of the Closing Date, in the Basic Documents and in all related agreements, as of the date specified in such agreements, are true and correct, the Transferor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission.

                 The Transferor shall attach to such certificate an incumbency certificate and shall certify in an officer's certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect as of each relevant date and on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                 G. The Underwriters shall have received from ACC a certificate, signed by the president, an executive vice president or a vice president of ACC, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Basic Documents to which it is a party and that, to the best of his or her knowledge based upon reasonable investigation, the representations and warranties of ACC in the Basic Documents to which it is a party and in all related agreements, as of the date specified in such agreements, are true and correct, ACC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, that there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of ACC, its parent company or its subsidiaries or affiliates, taken as a whole, from the Date of Recent ACC Financial Statements to the date hereof, that the transfer of the Mortgage Loans by ACC to the Transferor at the Closing Date will be treated by ACC for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission.

                 ACC shall attach to such certificate an incumbency certificate and shall certify in an officer's certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect as of each relevant date and on the date of such certificate.

                 H. The Underwriters shall have received a favorable opinion of counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and covering the substantive matters referred to in Appendix B attached hereto.

                 In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Transferor, the Indenture Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee.

                 I. The Underwriters shall have received from the Indenture Trustee a certificate, signed by the president, a senior vice president or a vice president of the Indenture Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Indenture Trustee, signed or signs the Securities, the Basic Documents or any other document delivered pursuant hereto, on the Execution Time or on the Closing Date, in connection with the transactions described in the Basic Documents was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                 J. The Underwriters shall have received a favorable opinion of counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and covering the substantive matters referred to in Appendix C attached hereto.

                 In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Transferor, the Owner Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Owner Trustee.

                 K. The Underwriters shall have received from the Owner Trustee a certificate, signed by the president, a senior vice president or a vice president of the Owner Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Owner Trustee, signed or signs the Securities, the Basic Documents or any other document delivered pursuant hereto, on the Execution Time or on the Closing Date, in connection with the transactions described in the Basic Documents was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                 L. The Underwriters shall have received a favorable opinion of counsel to the Trust, dated the Closing Date, in form and substance satisfactory to the Underwriters and covering the substantive matters referred to in Appendix D attached hereto.

                 In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Transferor and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trust.

                 M. The Policy relating to the Bonds of such Series shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                 N. The Underwriters shall have received a favorable opinion of counsel to the Insurer, dated the Closing Date, in form and substance satisfactory to the Underwriters and covering the substantive matters referred to in Appendix E attached hereto.

                 In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Transferor, the Owner Trustee, the Indenture Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                 O. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (i) any intended or potential downgrading or (ii) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded and originally requested by the Transferor, ACC or their affiliates relating to any previously issued securities backed by mortgage loans of the Transferor, ACC or their affiliates by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

                 P. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

                 Q. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since the Date of Recent ACC Financial Statements, of (i) the Transferor, its parent company, ACC or its subsidiaries or (ii) the Insurer, that is in the Representative's judgment material and adverse and that makes it in the Representative's judgment impracticable to market the Bonds on the terms and in the manner contemplated in the Prospectus.

                 R. The Underwriters and counsel for the Underwriters shall have received copies of any separate opinions of counsel to the Transferor or the Insurer supplied to the Owner Trustee, the Indenture Trustee or either of S&P or Moody's relating to matters with respect to the Securities or the Policy, and such opinions shall be dated the Closing Date.

                 S. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not less than one (1) full business day prior to the Closing Date.

                 T. There shall have been executed and delivered by Aames Financial Corporation, the corporate parent of the Transferor ("AFC"), a letter agreement with the Underwriters, pursuant to which AFC agrees to become jointly and severally liable with the Transferor for the payment of the Joint and Several Obligations (as defined in such letter agreement). Such letter agreement with the Underwriters is substantially in the form of Exhibit A hereto.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects, as determined by the Representative and counsel for the Underwriters, when and as provided in this Agreement, this Agreement and/or Pricing Agreement and all obligations of the Underwriters hereunder and thereunder, may be canceled on, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Transferor in writing, or by telephone or telegraph confirmed in writing.

         The Underwriters shall receive, subsequent to the Closing Date, a letter from Price Waterhouse LLP, dated on or before the filing of the Form 8-K
- Mortgage Pool in form and substance satisfactory to the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in such Form 8-K - Mortgage Pool.

         7. Expenses. If the sale of the Bonds of any Series provided for herein is not consummated by reason of a default by the Transferor in its obligations hereunder (including the failure to satisfy any of the conditions specified in Section 6), except in the case of a termination of this Agreement in accordance with Section 12 hereof, then the Transferor will reimburse the Underwriters, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of their counsel) that shall have been incurred by them in connection with their investigation with regard to the Transferor and the Bonds and the proposed purchase and sale of the Bonds.

         8.      Indemnification and Contribution.

                 A. Regardless of whether any Bonds are sold, the Transferor will indemnify and hold harmless each Underwriter, each of their respective officers and directors and each person who controls any Underwriter within the meaning of the 1933 Act or the Exchange
         Act, against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they or any of them may become subject, under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or arise out of or are based upon the omission or alleged omission (and in the case of any Computational Materials, as to which a Mortgage Pool Error (as defined below) occurred) to state therein a material fact necessary to make the statements therein not misleading or (ii) in the Prospectus or arise out of or are based upon the omission or alleged omission (and in the case of any Computational Materials, as to which a Mortgage Pool Error occurred) to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that (a) the Transferor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein (x) in reliance upon and in conformity with written information furnished to the Transferor by or on behalf of an Underwriter, as described (and to the extent described) in Section 9A of this Agreement, or (y) in the Form 8-K - Computational Materials or in any Form 8-K - ABS Term Sheet, or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from, in the case of the Form 8-K - Computational Materials, any Mortgage Pool Error, or, in the case of any Form 8-K - ABS Term Sheets, any error in Transferor Provided Information that was used in the preparation of (X) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in the Form 8-K - Computational Materials or Form 8-K - ABS Term Sheets (or amendment or supplement thereof), or (Y) any written or electronic materials furnished to prospective investors on which the Computational Materials or Collateral Term Sheets (or amendments or supplements) were based,
         (b) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of such Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Bonds that are the subject thereof if such person did not receive a copy of a supplement to such Prospectus at or prior to the confirmation of the sale of such Bonds and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement timely was furnished by the Transferor to such Underwriter within a reasonable time prior to the delivery of such confirmation, and (c) such indemnity with respect to any error in Transferor Provided Information or any Mortgage Pool Error shall not inure to the benefit of such Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets (or any written or electronic materials on which the Computational Materials or any ABS Term Sheets are based) that were prepared on the basis of such erroneous Transferor Provided
         Information or Mortgage Pool Error, if, within a reasonable time prior to the time of confirmation of the sale of the applicable Bonds to such person, the Transferor notified such Underwriter in writing of such error or provided in written or electronic form information superseding or correcting such error (in any such case, a "Corrected Error"), and such Underwriter failed to notify such person thereof or to actually or constructively deliver to such person corrected Computational Materials or ABS Term Sheets (or underlying written or electronic materials). This indemnity agreement will be in addition to any liability which the Transferor may otherwise have. "Mortgage Pool Error" shall mean any error or omission in the information concerning the characteristics of the Mortgage Loans furnished by or on behalf of the Transferor to any of the Underwriters in writing or by electronic transmission.

                 B. Regardless of whether any Bonds are sold, each Underwriter, will severally indemnify and hold harmless the Transferor, each of its officers and directors and each person, if any, who controls the Transferor within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities to which they or any of them become subject under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein (a) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Transferor by or on behalf of such Underwriter, as described in Section 9A of this Agreement, specifically for use in the preparation thereof and so acknowledged in writing, or (b) any Computational Materials or ABS Term Sheet (or amendments or supplements thereof) furnished to the Transferor by such Underwriter pursuant to Section 9A hereof and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any error in Transferor Provided Information or any Mortgage Pool Error, other than a Corrected Error), and such Underwriter or the Underwriters, as the case may be, will reimburse the Transferor for any legal or other expenses reasonably incurred by the Transferor in connection with investigating or defending against such loss, claim, damage, liability or action.

                 C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or because different defenses are available to such parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Paragraph A and by the Transferor in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
         (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 D. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall:

                 (i) in the case of any such losses, claims, damages or liabilities which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheet (or any amendments or supplements thereof) contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Transferor and the Underwriters from the sale of the Bonds; and

                 (ii) in the case of any such losses, claims, damages or liabilities which arise out of or are based upon any untrue statements or omissions of a material fact in any Computational Materials or ABS Term Sheet (or any amendments or supplements thereof), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the Transferor and the Underwriters from the sale of the Bonds and the relative fault of the Transferor and of the applicable Underwriter or Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.

                 The relative benefits received by the Transferor and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion determined by multiplying the total amount of such losses, claims, damages or liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Bonds of the related Series over the aggregate purchase price of the Bonds specified in the Pricing Agreement and the denominator of which is (y) the Aggregate Resale Price of such Bonds, and the Transferor is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Bonds at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Bonds so purchased), determined on the basis of such principal amounts, paid to the Underwriters by all initial purchasers of the Bonds from the Underwriters. The relative fault of the Transferor and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission or alleged omission to state a material fact relates to information supplied by the Transferor or by the applicable Underwriter or Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' obligations in this Paragraph D to contribute are several in proportion to their respective underwriting obligations and are not joint.

                 E. The Transferor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
         Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8D(i), no Underwriter shall be required to contribute any amount by which the difference between the Aggregate Resale Price and the aggregate purchase price of the Bonds specified in the Pricing Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

                 F. The Transferor and the Underwriters each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                 G. The obligations of the Transferor under this Section 8 shall be in addition to any liability which the Transferor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor and to each person, if any, who controls the Transferor within the meaning of the 1933 Act or the Exchange Act; provided, however, that in no event shall the Transferor or the Underwriters be liable for double indemnification.

         9. Information Supplied by Underwriters; Representations and Warranties of the Underwriters.

                 A. The Underwriters and the Transferor agree that the following constitute the only information furnished by or on behalf of the Underwriters to the Transferor for the purposes of Sections 2B and 8A hereof:

                 (i) the statements set forth in the last paragraph on the front cover page of the Prospectus Supplement regarding market making, and information under the heading "Underwriting" in the Prospectus Supplement, to the extent such information relates to all of the Underwriters and not to any particular Underwriter or affiliate of any particular

                          Underwriter, have been supplied by or on behalf of all of the Underwriters jointly;

                 (ii) the information under the heading "Underwriting" in the Prospectus Supplement, to the extent such information relates to a particular Underwriter or affiliate of such Underwriter, and the information contained in any Form 8-K - Computational Materials and in any Form 8-K - ABS Term Sheets to the extent supplied to the Transferor by or on behalf of such Underwriter to be filed in the related Current Report on Form 8-K, in each case excluding any Transferor Provided Information and only to the extent not substantially identical in form, substance, scope, content and context to any information set forth in the Prospectus, has been supplied by such Underwriter and shall relate to and be the several responsibility of such Underwriter and no other Underwriter.

         "Computational Materials" shall mean those materials delivered by an Underwriter to the Transferor within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") for which the filing of such material is a condition of the relief granted in such letters. "ABS Term Sheet" shall mean those materials delivered by an Underwriter to the Transferor in the form of "Structural Term Sheets" or "Collateral Term Sheets," in each case within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") for which the filing of such material is a condition of the relief granted in such letter. "Transferor Provided Information" shall mean any information presented in any ABS Term Sheet (or underlying materials) provided to the Underwriters by or on behalf of the Transferor specifically for use in ABS Term sheets in writing or through electronic or magnetic data storage or transmission methods, in tabular, graphic or textual form, regardless of whether or not such information is presented in any ABS Term Sheets in the same format in which such information was provided to the Underwriters, but shall not include (i) any such information to the extent that, as presented in any ABS Term Sheet, such information contains, or is alleged to contain, any untrue statement of a material fact or omits, or is alleged to omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading due to any (a) typographical or similar error or (b) stylistic, contextual or other presentational considerations with respect to such ABS Term Sheets, including the format of tables, the phraseology of text or the placement or juxtaposition of such information in relation to any other information presented therein (whether or not Transferor Provided Information), in each case, not present in such information (in the aggregate), or in the manner of presentation or communication thereof to the Underwriters, when provided to the Underwriters by the Transferor or (ii) any information set forth in an ABS Term Sheet to the extent that such information, as presented in the Prospectus is not substantially identical in form, substance, scope, content or context thereto. Each Underwriter shall deliver to the Transferor (or counsel to the Transferor) a complete copy of all materials (which, if reasonably requested by the Transferor, shall be on computer compatible disk or such other acceptable electronic form) provided by such Underwriter to prospective investors in such Bonds which constitute or are deemed to constitute Computational Materials or ABS Term Sheets, at least one business day before the date or dates on which the related Form 8-K - Computational Materials or Form 8-K - ABS Term Sheets relating to the Bonds are required to be filed by the Transferor with the Commission pursuant to Section 5K or 5L hereof.

                 B. Each Underwriter severally represents and warrants to and agrees with the Transferor, that, as of the date of the related Closing Date:

                 (i) any Computational Materials and ABS Term Sheets furnished by it to the Transferor pursuant to Section 9A hereof constitute (either in original, aggregated or consolidated form) all of the materials furnished by it to prospective investors prior to the time of delivery thereof to the Transferor and that it reasonably believes that such materials constitute the type of materials contemplated by the Kidder Letters and the PSA Letter; and

                 (ii) on the date of delivery of any such Computational Materials or ABS Term Sheets to the Transferor pursuant to this Section 9 and on the related Closing Date such Computational Materials and ABS Term Sheets (or materials) did not and will not include any untrue statement of a material fact, or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials on which such Computational Materials or ABS Term Sheets are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error or, in the case of an ABS Term Sheet, any error in Transferor Provided Information.

         Each Underwriter agrees that it will not represent to investors that any Computational Materials or ABS Term Sheets delivered thereto were prepared by, or disseminated on behalf of, the Transferor.

         10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to the Representative and, if sent to the Transferor, shall be mailed, delivered or telegraphed and confirmed in writing to the Transferor at 3731 Wilshire Boulevard, Los Angeles, California 90010,
Attention: Gregory J. Witherspoon; with a copy addressed to Andrews & Kurth L.L.P., 1701 Pennsylvania Avenue, N.W., Second Floor, Washington, D.C. 20006,
Attention:  James A. Blalock III.

         11. Survival. All representations, warranties, covenants and agreements of the Transferor contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriters and the Transferor contained in Section 8 hereof, and the representations, warranties and agreements of the Underwriters contained in Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Transferor or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Bonds. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement or any Pricing Agreement.

         12. Termination. The Underwriters shall have the right to terminate this Agreement and/or the Pricing Agreement by giving notice as hereinafter specified at any time at or prior to the applicable Closing Date if
(a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Board of Trade or the London Stock Exchange Limited, (b) trading of any securities of the Transferor or AFC shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by any of the federal, California or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in the national or international financial markets or any calamity or crisis which, in the Representative's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Representative's reasonable judgment impractical to market the Bonds. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of
Section 5 (except with respect Section 5G(vii)) and Section 8 hereof shall at all times be effective. If the Underwriters elect to terminate this Agreement and/or the Pricing Agreement as provided in this Section 12, the Transferor shall be notified promptly by the Representative by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person on purchasing a Bond from the Underwriters), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

         14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

         16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

                                        Very truly yours,

                                        AAMES CAPITAL ACCEPTANCE
                                        CORPORATION


                                        By:      /s/Mark E. Elbaum
                                            -----------------------------
                                        Name:  Mark E. Elbaum
                                        Title: Senior Vice President
                                               Finance



CREDIT SUISSE FIRST BOSTON CORPORATION


By:       /s/ Fiachra T. O'Driscoll
    ---------------------------------------
Name:       Fiachra T. O'Driscoll
Title:         Vice President

         For itself and as
         Representative of the several
         Underwriters named in Schedule I
         to the Pricing Agreement

                                                                       EXHIBIT A




                                 March 18, 1997



Credit Suisse First Boston Corporation
as Representative of the several Underwriters
named in Schedule I to the Pricing Agreement
c/o   Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York  10010

Re: Underwriting Agreement for Aames Capital Owner Trusts, dated March 18, 1997 the "Underwriting Agreement") between Aames Capital Acceptance Corporation (the "Transferor") and Credit Suisse First Boston Corporation as Representative of the several Underwriters named in Schedule I to the Pricing Agreement dated March 18, 1997 (the "Pricing Agreement")
      ___________________________________________

Ladies and Gentlemen:

         Pursuant to the Underwriting Agreement and Pricing Agreement (collectively, the "Designated Agreement"), the Transferor has undertaken certain financial obligations with respect to the indemnification of the Underwriters with respect to the Registration Statement, and the Prospectus described in the Designated Agreement. Any financial obligations of the Transferor under the Designated Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of the Transferor under the Designated Agreement (including the payment of money damages for a breach of any of the Transferor's obligations under the Designated Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

         As a condition of its execution of the Designated Agreement, the Underwriters have required the undersigned, Aames Financial Corporation ("AFC"), the parent corporation of the Transferor, to acknowledge its joint and several liability with the Transferor for the payment of the Joint and Several Obligations under the Designated Agreement.

         Now, therefore, the Underwriters and AFC do hereby agree that:





                                  Exhibit A-1

(i) AFC hereby agrees to be absolutely and unconditionally jointly and severally liable with the Transferor to the Underwriters for the payment of the Joint and Several Obligations under the Designated Agreement.

(ii) AFC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters by the Transferor or another affiliate of AFC.





                                  Exhibit A-2

         Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Designated Agreement.

                                        Very truly yours,

                                        AAMES FINANCIAL CORPORATION


                                        By:
                                           ______________________________
                                           Name:
                                           Title:



CREDIT SUISSE FIRST BOSTON CORPORATION


By:  ___________________________________
     Name:
     Title:

         For itself and as
         Representative of the several
         Underwriters named in Schedule I
         to the Pricing Agreement





                                  Exhibit A-3

                                   APPENDIX A
                               FORM OF OPINION OF
                             COUNSEL TO THE COMPANY



         1. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. ACC is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         3. AFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4. The Transferor has full corporate power and corporate authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents, the Underwriting Agreement and Pricing Agreement and the Indemnification Agreement (the "Documents").

         5. ACC has full corporate power and corporate authority to own its assets and to conduct its business as now being conducted and to enter into and perform its obligations under the Documents to which it is a party.

         6. AFC has full corporate power and corporate authority to own its assets and to conduct its business as now being conducted and to enter into and perform its obligations under the Letter Agreement.

         7. Each of ACC and the Transferor is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where it owns or leases any real property or has any permanently located employees.

         8. Each of ACC and the Transferor has all material licenses, franchises and permits of and from all public, regulatory or governmental officials or bodies, necessary to (i) conduct its business as now being conducted and as described in the Prospectus, and (ii) perform its obligations under the Documents to which it is a party.

         9. The execution, acknowledgment, delivery and performance by ACC and the Transferor of the Documents to which it is a party have been duly authorized by all requisite corporate action.

         10. The execution, acknowledgment, delivery and performance by AFC of the Letter Agreement have been duly authorized by all requisite corporate action.





                                  Appendix A-1

         11. The Transferor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the Issuer Order to the Indenture Trustee. The Transferor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the Certificates.

         12. Neither the execution or delivery of, nor the performance by the Transferor of its obligations under, the Documents to which it is a party, nor the offer, issuance, sale or delivery of the Securities (i) violates any of the provisions of the Transferor's Articles of Incorporation or By-laws, (ii) violates any judgment, decree, writ, injunction, award, determination or order known to such counsel which is applicable to Transferor or any of its properties, or by which the Transferor or any of its properties are bound or affected, (iii) conflicts with, or results in a breach of, or constitutes a default under, any of the provisions of any of the Transferor's material contracts, or (iv) results in the creation or imposition of any lien on any of its properties pursuant to the terms of any of the Transferor material contracts.

         13. Neither the execution or delivery of, nor the performance by ACC of its obligations under, the Documents to which it is a party (i) violates any of the provisions of ACC's Certificate of Incorporation or By-laws, (ii) violates any judgment, decree, writ, injunction, award, determination or order known to such counsel which is applicable to ACC or any of its properties, or by which ACC or any of its properties are bound or affected, (iii) conflicts with, or results in a breach of, or constitutes a default under, any of the provisions of any of ACC's material contracts, or (iv) results in the creation or imposition of any lien on any of its properties pursuant to the terms of any of ACC's material contracts.

         14. Neither the execution or delivery of, nor the performance by AFC of its obligations under, the Letter Agreement (i) violates any of the provisions of AFC's Certificate of Incorporation or By-laws, (ii) violates any judgment, decree, writ, injunction, award, determination or order known to such counsel which is applicable to AFC or any of its properties, or by which AFC or any of its properties are bound or affected, (iii) conflicts with, or results in a breach of, or constitutes a default under, any of the provisions of any of AFC's material contracts, or (iv) results in the creation or imposition of any lien on any of its properties pursuant to the terms of any of AFC's material contracts.

         15. No consent, approval or authorization from, or registration or filing with or notice to, any court or governmental body is required to be obtained, made or given by the Transferor in connection with its authorization, execution, delivery of, or performance of its obligations under the Documents or in connection with the issuance, sale or delivery of the Securities.

         16. No consent, approval or authorization from, or registration or filing with or notice to, any court or governmental body is required to be obtained, made or given by ACC in connection with its authorization, execution, delivery of, or performance of its obligations under Documents.

         17. No consent, approval or authorization from, or registration or filing with or notice to, any court or governmental body is required to be obtained, made or given by AFC in connection





                                  Appendix A-2
with its authorization, execution, delivery of, or performance of its obligations under the Letter Agreement.

         18. Based upon such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any court, administrative agency, arbitrator or governmental body against or affecting the Transferor or ACC which, if decided adversely, would materially and adversely affect (i) the ability of the Transferor or ACC to perform its obligations under, or the validity or enforceability of, the Documents, (ii) any mortgaged property or title of any mortgagor to such mortgaged property, or (iii) the Indenture Trustee's ability to foreclose or otherwise enforce the liens of the mortgage loans.

         19. The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, or proceeding for that purpose instituted or threatened by the Commission.

         20. The Registration Statement as of its effective date and the Prospectus as of the date there of, other than the Computational Materials, numerical, financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus, as to which such counsel need not express an opinion, complied as to form in all material respects with the requirements of the 1933 Act and the rules thereunder.

         21. The execution and delivery of each of the Underwriting Agreement, the Pricing Agreement and the Indemnification Agreement has been duly authorized by all necessary corporate action of the Transferor and each of the Underwriting Agreement, the Pricing Agreement and the Indemnification Agreement has been duly executed and delivered by the Transferor; the execution and delivery of the Letter Agreement has been duly authorized by all necessary corporate action of AFC and the Letter Agreement has been duly executed and delivered by AFC.

         22. The execution and delivery of the Documents to which it is a party have been duly authorized by the Transferor and each of the Documents to which it is a party have been duly executed and delivered by the Transferor and constitutes the valid, legal and binding agreements of the Transferor, enforceable against the Transferor in accordance with its terms except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         23. The execution and delivery of the Documents to which it is a party have been duly authorized by ACC and each of the Documents to which it is a party have been duly executed and delivered by ACC and constitutes a valid, legal and binding agreement of ACC, enforceable against ACC in accordance with their terms except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or





                                  Appendix A-3
public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         24. The execution and delivery of the Insurance and Indemnity Agreement has been duly authorized by the Transferor and the Insurance and Indemnity Agreement has been duly executed and delivered by the Transferor and constitutes a valid, legal and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms except (i) as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (ii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws.

         25. The Bonds will, when duly executed and authenticated as specified in the Indenture and delivered by the Owner Trustee on behalf of the Trust in exchange for the Mortgage Loans and the other assets conveyed by the Transferor to the Trust pursuant to the Basic Documents, be validly issued, outstanding and entitled to the benefits of the Indenture.

         26. The Bonds and the Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

         27. The statements in the Base Prospectus and the Prospectus Supplement, as the case may be, under the headings "Risk Factors," "Certain Legal Aspects of the Mortgage Loans," "Certain Federal Income Tax Considerations," and "ERISA Considerations," to the extent that they constitute matters of California, New York or federal law or legal conclusions with respect thereto, are correct in all material respects to the extent of those consequences or aspects that are discussed.

         28. The Bonds will be treated as debt for federal income tax purposes. The Trust will not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

         29. Neither the Trust Agreement nor the Initial Mortgage Loan Conveyance Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered, and neither the Transferor, ACC nor AFC is an "investment company" as such term is defined, under the Investment Company Act of 1940, as amended.

         30. The form of Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

         31. Neither the transfer of the Mortgage Loans to the Trust, the issuance and sale of the Bonds to the Underwriters pursuant to the Underwriting Agreement, the compliance by the Transferor with other provisions of the Underwriting Agreement, the Documents and the Securities, nor the consummation of the transactions therein contemplated as to the transfer of





                                  Appendix A-4
the Mortgage Loans and the sale of the Bonds by the Transferor require the consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except such as have been obtained or effected under the 1933 Act (and except with respect to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws as to which matters such counsel need not express an opinion) and such other approvals as have been obtained, or conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or bylaws of the Transferor, or any statute or regulation applicable to the Transferor or, to the best of such counsel's knowledge, any judgment, decree or order applicable to the Transferor of any court, regulatory body, administrative agency or other governmental authority.

         32. Assuming compliance with the provisions of the Basic Documents, and subject to the limitations and conditions set forth therein, the Trust and ACC, acting in its capacity as Servicer under the terms of the Servicing Agreement, will be entitled to enforce the terms of each Note and Mortgage in accordance with their respective terms, except to the extent such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         33. The Indenture creates in favor of the Indenture Trustee a security interest in the [Trust Estate] in favor of the Indenture Trustee on behalf of the Noteholders to the extent that a security interest in such [Trust Estate] can be created under Article 9 of the UCC as currently in effect in the State of California. Upon delivery of the Mortgage Notes to the Indenture Trustee, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Notes.

         34. The Indenture is effective to create a valid security interest in the Trust Account Property which constitutes "money" as defined in Section 1-201(24) of the UCC ("Money") and "instruments" as defined in Section 9-105(1)(i) of the UCC (but excluding any instruments constituting Certificated Securities) ("Instruments") in favor of the Indenture Trustee for the benefit of the Noteholders, to secure the obligations of the Trust, as set forth in the Indenture. The security interest of the Indenture Trustee in that portion of the Trust Account Property which constitutes Money or Instruments will be perfected upon delivery thereof to the Indenture Trustee in the State of California. Upon such delivery, no other security interest of any other creditor of the Trust will be equal or prior to the security interest of the Indenture Trustee in such Money or Instruments.

         35. In the case of Trust Account Property which constitutes Clearing Corporation Securities, Certificated Securities, Uncertificated Securities and Federal Book-Entry Securities, the "transfer" (within the meaning of Section 8-313 of the UCC) of such securities to the Indenture Trustee, together with the Indenture, is effective to create a valid and perfected security interest in such securities. Upon such transfers no other security interest of any other creditor of the Trust or the Transferor, respectively, will be equal or prior to the security interest of the





                                  Appendix A-5

Indenture Trustee in the related securities. "Transfer" of the related securities to the Indenture Trustee will occur upon Delivery thereof as provided in the Documents.

         In addition, such counsel shall state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the Computational Materials, the financial, numerical, statistical and quantitative information included or incorporated by reference therein, as to which such counsel need not make any statement), at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the Computational Materials, the financial, numerical, statistical and quantitative information included or incorporated by reference therein, and the information with respect to the Certificate Insurer, as to which such counsel need not make any statement), at its issue date or at the date of the Closing, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.





                                  Appendix A-6

                                   APPENDIX B

                FORM OF OPINION OF COUNSEL TO INDENTURE TRUSTEE





         1. The Indenture Trustee is a national banking association with trust powers, duly organized and validly existing in good standing under the laws of the United States of America, and has all requisite power and authority to enter into the Indenture and perform the obligations of trustee thereunder.



         2. The Indenture has been duly authorized, executed, and delivered by the Indenture Trustee and constitutes the legal, valid, and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.



         3. The execution and delivery of the Indenture by the Indenture Trustee and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation (A) of any law or regulation of the United States of America or the State of California governing the banking or trust powers of the Indenture Trustee, or (B) the Articles of Association or By-laws of the Indenture Trustee.



         4. No approval, authorization, or other action by, or filing with, any governmental authority of the United States of America or the State of California having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture.



         5. The Indenture Trustee has the power and authority to perform its duties pursuant to Sections 6.01 and 6.02 of the Servicing Agreement to act as a successor servicer, including the making of advances as described in Sections
6.01 and 6.02 of the Servicing Agreement.



         6. The Bonds have been duly executed, authenticated and delivered by the Indenture Trustee.





                                  Appendix B-1

                                   APPENDIX C

                               FORM OF OPINION OF

                          COUNSEL TO THE OWNER TRUSTEE





         1. The Owner Trustee is duly incorporated and validly existing as a ____________under the laws of the ______________ and has the power and authority to execute and deliver the Trust Agreement.



         2. The execution and delivery of the Trust Agreement by the Owner Trustee and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee and the Trust Agreement has been duly executed and delivered by the Owner Trustee.



         3. The Trust Agreement constitutes valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).



         4. The execution and delivery by the Owner Trustee of the Trust Agreement and the transactions contemplated thereby do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority of the State of Delaware which has not been obtained or done.



         5. Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under the charter or the other organizational documents of the Owner Trustee.





                                  Appendix C-1

                                   APPENDIX D

                               FORM OF OPINION OF

                              COUNSEL TO THE TRUST





                 1        The Trust Agreement is the legal, valid and binding
         agreement of the Owner Trustee and the Transferor, enforceable against the Owner Trustee, and the Transferor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.



                 2        The Certificate of Trust has been duly filed with the
         Secretary of State of the State of Delaware. The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act.



                 3        The Trust has the power and authority under the Trust
         Agreement and the Delaware Business Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party, the Bonds and the Certificates, and to issue the Bonds and the Certificates.



                 4        The Trust has duly authorized and executed the Basic
         Documents to which it is a party, the Bonds and the Certificates.



                 5        The Trust has the power under the Trust Agreement and
         the Delaware Business Trust Act to pledge the Trust Estate to the Indenture Trustee as security for the Bonds.



                 6        The Certificates have been executed, authenticated
         and delivered by the Owner Trustee upon the order of the Transferor in accordance with the Trust Agreement and when delivered to and paid for, the Certificates will be validly issued and outstanding, and the holder of record of any such Certificates will be entitled to the benefits accorded by the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.





                                  Appendix D-1

                 7        The Bonds have been executed, authorized and
         delivered by the Owner Trustee upon the order of the Transferor in accordance with the Trust Agreement and the Indenture.



                 8        Under Section  3805(b) of the Delaware Business Trust
         Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.



                 9        The execution and delivery by the Owner Trustee of
         the Trust Agreement and, on behalf of the Trust, of the Indenture, the Mortgage Loan Contribution Agreement and the Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.



                 10       Neither the consummation by the Owner Trustee of the
         transactions contemplated by the Trust Agreement or, on behalf of the Trust, the transactions contemplated by the Trust Agreement, Indenture, Mortgage Loan Contribution Agreement and the Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.



                 Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America and the laws of the State of Delaware.





                                  Appendix D-2

                                   APPENDIX E

                     FORM OF OPINION OF COUNSEL TO INSURER





         1. The Insurer is a stock insurance company duly organized, validly existing and authorized to conduct financial guaranty insurance business under the laws of the State of New York.



         2. The Policy, the Insurance and Indemnity Agreement and the Indemnification Agreement (the "Agreements") have been duly authorized, executed and delivered by the Insurer.



         3. The Policy and the Agreements constitute valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their terms subject, as to the enforcement of remedies, bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of the Insurer and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to principles of public policy limiting the right to enforce the indemnification provision contained therein insofar as they relate to indemnification for liabilities arising under applicable securities laws.



         4.  The Policy is exempt from registration under the 1933 Act.



         5. Neither the execution or delivery by the Insurer of the Policy or the Agreements, nor the performance by the Insurer of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the by-laws of the Insurer or, to the best of such counsel's knowledge, result in a breach of, or constitute a default under any agreement or other instrument to which the Insurer is a party to which it or any of its property is bound, or to the best of such counsel's knowledge, violate any consent, order to decree applicable to the Insurer of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over the Insurer (except that in the published opinion of the Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification or liabilities arising under the 1933 Act, are against public policy as expressed in the 1933 Act and are therefore unenforceable).



         In addition, please be advised such counsel has reviewed the description of the Insurer under the caption "Certificate Insurer" in the Prospectus Supplement (the "Offering Document") of the Transferor with respect to the securities. The information provided in the Offering Document with respect to the Insurer is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant under the 1933 Act in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, however, there has not come to such counsel's attention any information which would cause such counsel to believe that the description of the Insurer referred to above,





                                  Appendix E-1
as of the date of the Offering Document or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need not express an opinion with respect to any financial statements or other financial information contained or referred to therein).





                                  Appendix E-2

                                                                         ANNEX A



                           AAMES CAPITAL CORPORATION

                       Adjustable Rate Asset Backed Bonds

                               PRICING AGREEMENT



                                                                  March 18, 1997


Credit Suisse First Boston Corporation,
  as Representative of the several Underwriters
  named in Schedule I hereto
  c/o    Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York  10010



Ladies and Gentlemen:

Aames Capital Acceptance Corporation (the "Transferor") proposes, subject to the terms and condition stated herein and the Underwriting Agreement, dated March 18, 1997 (the "Underwriting Agreement"), between the Transferor and Credit Suisse First Boston Corporation, as underwriter and as Representative (in such capacity, the "Representative" of the several underwriters named in Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of asset- backed bonds specified in Schedule II hereto (the "Bonds"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Bonds. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms in the Underwriting Agreement are used herein as therein defined.





                                   Annex A-1

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Bonds in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.



         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Transferor agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Transferor, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Bonds set forth opposite the name of such Underwriter set forth in Schedule I hereto.



         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Transferor.



                                        Very truly yours,



                                        AAMES FINANCIAL CORPORATION


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:





CREDIT SUISSE FIRST BOSTON CORPORATION


By:
    ------------------------------------
    Name:
    Title:

         For itself and as
         Representative of the several
         Underwriters named in Schedule I
         to the Pricing Agreement




                                   Annex A-2

                                   SCHEDULE I





                                                               Principal
                                                               Amount of
    Underwriter                                                  Bonds
    -----------                                              ------------
    Credit Suisse First Boston Corporation                   $166,000,000

    Donaldson, Lufkin & Jenrette Securities
    Corporation                                              $124,500,000

    Prudential Securities Incorporated                       $ 62,250,000

    Lehman Brothers Inc.                                     $ 62,250,000


    Total                                                    $415,000,000

                                  SCHEDULE II



Registration Statement No. 333-21219
  Base Prospectus March 18, 1997
  Prospectus Supplement dated March 18, 1997


             Amount of Bonds:                        $415,000,000 (approximate)
             Initial Interest Rate:                  LIBOR plus .20%
             Purchase Price Percentage:              99.75%
             Cut-off Date:                           March 1, 1997
             Closing:                                March 26, 1997
             Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                     thereof.


Representative with respect to the Bonds             Credit Suisse First Boston
                                                     Corporation
Insurer:  Financial Security Assurance Inc.

Location of Settlement: The offices of Andrews & Kurth L.L.P., 601 South Figueroa Street, Los Angeles, California